SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            _________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 26, 2000


                        COMMUNITY BANK SYSTEM, INC.
                        ---------------------------
               (Exact name of registrant as specified in its charter)


     Delaware                           0-11716                  16-123679
-----------------------        ------------------------       ----------------
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
of Incorporation)                                           Identification No.)

     5790 Widewaters Parkway. DeWitt, New York                     13214
-------------------------------------------------------       ----------------
           (Address of Principal Executive Offices)              (Zip code)


                        _________________________________
           (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

     On September 27, 2000, Community Bank System, Inc., a Delaware corporation (the "Company"), and The Citizens National Bank of Malone, a national banking association ("Citizens"), issued a joint press release to announce that they have entered into an Agreement and Plan of Merger, dated as of September 26, 2000 (the "Merger Agreement"). The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     Citizens is a national bank with five branches in Northern New York, with approximately $118 million in total assets, $95 million in deposits and $60 million in loans as of December 31, 1999.

     The Merger Agreement provides that Citizens will merge with and into Community Bank, N.A., a national banking association and a wholly-owned subsidiary of the Company (the "Bank"). Shareholders of Citizens will receive
1.70 shares of common stock of the Company for each share of Citizens common stock they hold. Based upon the number of shares of Citizens common stock issued and outstanding on September 26, 2000, the Company will issue in the merger a total of 952,000 shares of its common stock. The Company intends to file a registration statement with the Securities and Exchange Commission to register under the Securities Act of 1933, as amended, the shares of its common stock to be issued in the merger.

     The consummation of the merger is subject to various conditions, including the approval by the shareholders of Citizens and the receipt of regulatory approvals. Subject to the satisfaction of all of the conditions, the merger is expected to be completed in the fourth quarter of 2000. The merger will be accounted for as a purchase and is intended to qualify as a tax-free exchange for the shareholders of Citizens.

     Following the merger, Paul M. Cantwell, Jr., President of Citizens, will be elected to the Boards of Directors of the Company and the Bank, and will also serve as a part-time consultant to the Bank for a period of five years. Members of Citizens' Board of Directors, other than Mr. Cantwell, will serve on a regional advisory council for the Bank.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
(c)     Exhibits.

               Exhibit No.                                Description
               -----------                                -----------

                  99.1                   Press Release, dated September 27, 2000

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  COMMUNITY BANK SYSTEM, INC.

                                  By: /s/ Sanford A. Belden
                                     ----------------------
                                    Name: Sanford A. Belden
                                    Title: President and Chief Executive Officer